Exhibit 16.1

August 13, 2009

Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D.C. 20549

RE:	American Oriental Bioengineering, Inc.
Commission File No. 001-32569

Commissioners:

We have read the statements made by American Oriental Bioengineering, Inc. which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of American Oriental Bioengineering, Inc. dated August 7, 2009. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.
Certified Public Accountants